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                                                                  EXHIBIT NO. 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We are aware that Conoco has included our report dated September 28, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) in the Prospectus constituting part of its Amendment 3 to the Registration Statement on Form S-1 (No. 333-60119) to be filed on or about September 28, 1998. In addition, we are aware that Conoco has included our report dated September 28, 1998 on the pro forma combined balance sheet as of June 30, 1998 and the pro forma combined statements of income for the six-month periods ended June 30, 1997 and 1998 in the same Registration Statement on Form S-1. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 28, 1998